Exhibit 99.1

 FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS A 23% INCREASE IN DILUTED EARNINGS
                     PER SHARE FOR THE 2ND QUARTER OF 2004

Lockport, N.Y. - July 19, 2004 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended June 30, 2004 increased to $13.0 million, or $0.16 per diluted share from $9.1 million, or $0.13 per diluted share for the same period of 2003. This represents a 43% increase in net income and a 23% increase in diluted earnings per share over the prior year second quarter. On a linked quarter basis, net income increased 9% and diluted earnings per share increased 7% from $11.9 million or $0.15 per diluted share.

First Niagara President and CEO Paul J. Kolkmeyer stated, "Second quarter results were very good, reflecting the benefits of our acquisition of Troy Financial Corporation in January of this year, as well as the continuing expansion of our commercial loan portfolio and core deposit base. These core businesses continue to be an area of focus for us and will be key to driving our financial performance in the future. I am also pleased to report that during the quarter, overall credit quality remained strong and we experienced improved results from our wealth and risk management businesses, as we continue to offer our customers relationship based solutions to meet their financial needs."

Net interest income increased 6% to $38.9 million for the second quarter of 2004 from $36.6 million for the first quarter of 2004, driven primarily by a combination of commercial loan and core deposit growth. On an annualized basis, commercial real-estate and commercial business loans increased 27% and 15%, respectively, during the quarter, which reflects improving customer demand, increased line usage, as well as the Company's continuing efforts to be the lender of choice for the small and middle market businesses in its service areas. During the quarter, the Company continued to shift its funding mix from higher rate certificates of deposit to lower cost core deposits. This strategy resulted in an annualized increase of 18% in core deposits and was primarily accomplished through a combination of increased marketing and sales efforts throughout the Company's banking center network and commercial business growth. Additionally, deposits benefited from the continued implementation of the Company's de novo expansion strategy, which included the opening of new banking centers in both Erie and Monroe Counties. For the quarter, the Company's net interest rate spread and margin improved slightly over the first quarter of 2004 to 3.30% and 3.57%, respectively.

Overall credit quality remained strong as nonperforming loans decreased 18% to $13.3 million or 0.42% of total loans at June 30, 2004 compared to $16.3 million or 0.53% of total loans at March 31, 2004. Although net loan charge-offs increased to $2.4 million for the second quarter of 2004 or 0.32% of average total loans, this increase is attributable to losses related to an indirect automobile leasing relationship. At June 30, 2004, the remaining outstanding loans associated with that relationship totaled $17.9 million and are secured by performing auto leases. Going forward, the Company anticipates that any additional charge-offs in connection with this relationship will be comparable to historical loss rates for those types of loans. Excluding these auto leases, charge-offs during the quarter were consistent with the 2004 first quarter level of 0.14% of average total loans. Year-to-date annualized net loan charge-offs as a percentage of average total loans amounted to 0.23%, which is consistent with the 0.24% for each of the last two years. To compensate for the higher level of charge-offs during the quarter, as well as to provide for the continuing growth in commercial loans, the Company increased its provision for credit losses to $3.1 million compared to $1.8 million for the linked quarter.

For the second quarter of 2004, the Company had $13.4 million of noninterest income, which includes the benefits of the former Troy Financial Corporation and the Company's efforts to further its financial services business model throughout its banking center network. These factors resulted in a 17% increase in both banking and wealth management services income. Additionally, risk management revenue for the quarter was consistent with the first quarter of 2004 as the expected impact of lower contingent profit sharing commissions, the majority of which was received during the first quarter of the year, was offset by improved agency commissions. Noninterest income for the quarter also reflects $310 thousand of benefit proceeds received from bank owned life insurance.

Noninterest expense for the three months ended June 30, 2004 was $29.8 million versus $28.6 million for the three months ended March 31, 2004. This increase is primarily attributable to having a full quarter of expenses from the former Troy operations and additional marketing expenses related to core deposit and risk management promotions. Additionally, second quarter results include fees and costs incurred related to the Company's strategic planning initiative to enhance financial performance, as well as the Company's annual shareholders meeting and year-end reporting. During the second quarter of 2004, Troy merger and integration expenses were $131 thousand versus $1.3 million of such expenses in the first quarter of 2004.

The Company's return on equity for the quarter improved 31 basis points over the first quarter of 2004 as strong operating results were supplemented with common stock repurchases. During the quarter, the Company repurchased 705 thousand of its shares and as of June 30, 2004, had repurchased 1.3 million of the 2.1 million shares authorized under its current buy-back program. The Company anticipates completing this program early in the fourth quarter of this year.

Outlook - "Based upon the results of the first two quarters, as well as the current interest rate environment, we remain comfortable with the current range of analyst estimates of $0.63 to $0.65 per diluted share for 2004," stated Mr. Kolkmeyer. "We now expect our net interest margin will be at the high end of our previously provided 3.50% to 3.60% range for the last two quarters of the year assuming interest rates continue to rise. Additionally, we are on track to exceed our 15% organic commercial loan growth target for 2004. For the remainder of the year, we will focus on preparing for the integration of Hudson River, finalizing our strategic planning blueprint for the future, as well as furthering our capital management strategies. We are confident that these efforts will result in improved financial performance for First Niagara and provide long-term value for our shareholders."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $5.0 billion and deposits of $3.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 70 banking centers, a loan production office, several financial services subsidiaries, and 94 ATMs across New York State. On April 2, 2004 the Company announced its intentions to acquire Hudson River Bancorp, Inc., a $2.6 billion asset bank headquartered in Hudson, New York.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Monday July 19, 2004 to discuss these second quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until July 26, 2004 by dialing 1-877-660-6853, account number 6340, conference number 109784.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts

Paul J. Kolkmeyer......... President and CEO
John R. Koelmel........... Chief Financial Officer
Christopher J. Thome...... Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity......... Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                             2004                                    2003
                                                 ----------------------------    ---------------------------------------------
                                                   June 30,         March 31,    December 31,    September 30,       June 30,
                                                 -----------      -----------    ------------    -------------     -----------
------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------
Total assets                                     $ 5,025,940        4,979,890       3,589,507        3,533,430       3,561,646
Total interest-earning assets                    $ 4,384,094        4,335,885       3,261,953        3,195,743       3,250,449
Fed funds and other short-term investments       $     3,230           32,373         124,255          134,482         159,675
Securities, at amortized cost                    $ 1,214,248        1,232,352         846,450          753,193         806,552
Loans:
   Real estate:
    Residential                                  $ 1,162,544        1,154,084         948,877          965,486         987,426
    Home equity                                  $   227,544          221,486         179,282          176,269         168,725
    Commercial and multi-family                  $ 1,014,178          970,516         653,976          631,041         589,122
    Commercial construction                      $   135,359          107,323          86,154          102,625         111,492
                                                 -----------      -----------     -----------      -----------     -----------
      Total real estate loans                    $ 2,539,625        2,453,409       1,868,289        1,875,421       1,856,765
                                                 -----------      -----------     -----------      -----------     -----------
   Commercial business                           $   417,027          402,261         215,000          225,561         221,316
   Consumer                                      $   193,608          207,834         202,630          201,092         197,364
   Net deferred costs and discounts              $     9,761           10,394           8,704            8,688           9,082
                                                 -----------      -----------     -----------      -----------     -----------
      Total loans                                $ 3,160,021        3,073,898       2,294,623        2,310,762       2,284,527
   Allowance for credit losses                   $    41,434           40,766          25,420           25,219          24,781
                                                 -----------      -----------     -----------      -----------     -----------
      Loans, net                                 $ 3,118,587        3,033,132       2,269,203        2,285,543       2,259,746
Goodwill and other intangibles                   $   347,936          348,980         114,698          115,084         107,803
Total interest-bearing liabilities               $ 3,741,917        3,711,906       2,642,798        2,586,081       2,624,447
Deposits:
   Interest-bearing:
    Savings                                      $ 1,063,799        1,049,151         654,320          646,284         666,003
    Checking                                     $   908,309          869,556         538,967          540,999         540,274
    Certificates of deposit                      $ 1,055,993        1,131,373         991,545          973,070         982,903
   Noninterest-bearing                           $   290,926          248,970         170,384          158,915         166,059
                                                 -----------      -----------     -----------      -----------     -----------
      Total deposits                             $ 3,319,027        3,299,050       2,355,216        2,319,268       2,355,239
Short-term borrowings                            $   196,006          154,383          87,148           85,020          67,564
Long-term borrowings                             $   517,810          507,443         370,818          340,708         367,703
Stockholders' equity                             $   925,750          938,023         728,174          723,047         718,390
Tangible equity (1)                              $   577,814          589,043         613,476          607,963         610,587
Fair value adjustment included in
   stockholders' equity                          $    (9,298)           4,011            (341)           1,397           3,558
Common shares outstanding (2)                         79,332           79,712          66,326           66,370          66,228
Total loans serviced for others                  $   331,927          347,291         246,078          250,082         271,401

------------------------------------------------------------------------------------------------------------------------------
CAPITAL
------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                              16.66%           16.94%          17.94%           18.59%          18.70%
Total risk based capital                               17.91%           18.19%          19.04%           19.70%          19.80%
Tier 1 (core) capital                                  11.37%           11.53%          11.92%           12.48%          12.40%
Tangible capital                                       11.37%           11.53%          11.87%           12.42%          12.34%
Equity to assets                                       18.42%           18.84%          20.29%           20.46%          20.17%
Book value per share (2)                         $     11.67            11.77           10.98            10.89           10.85
Tangible book value per share (1)                $      7.28             7.39            9.25             9.16            9.22

------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   Residential                                   $     4,685            4,410           3,905            3,605           3,395
   Home equity                                   $       484              440             401              310             467
   Commercial real-estate and multi-family       $     4,612            7,057           3,878            2,889           1,614
   Consumer                                      $       830              594             538              679           1,040
   Commercial business                           $     2,712            3,771           3,583            4,204           3,537
                                                 -----------      -----------     -----------      -----------     -----------
    Total non-performing loans                   $    13,323           16,272          12,305           11,687          10,053
Other non-performing assets                      $       400              563             543            1,196           1,375
                                                 -----------      -----------     -----------      -----------     -----------
Total non-performing assets                      $    13,723           16,835          12,848           12,883          11,428
Provision for credit losses                      $     3,104            1,750           2,007            1,757           2,208
Net loan charge-offs                             $     2,436            1,054           1,806            1,319           1,340
Net charge-offs to average loans (annualized)           0.32%            0.14%           0.31%            0.23%           0.24%
Provision for credit losses as a
   percentage of net loan charge-offs                 127.42%          166.03%         111.13%          133.21%         164.78%
Total non-performing loans to total loans               0.42%            0.53%           0.54%            0.51%           0.44%
Total non-performing assets as a
   percentage of total assets                           0.27%            0.34%           0.36%            0.36%           0.32%
Allowance for credit losses to total loans              1.31%            1.33%           1.11%            1.09%           1.08%
Allowance for credit losses
   to non-performing loans                            311.00%          250.53%         206.58%          215.79%         246.50%
------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                          1,196            1,177             944              915             891
Number of banking centers                                 70               68              47               46              46

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                                 2004                            2003
                                                                 ------------------------------------   -----------------------
                                                                 Year-to Date   Second        First      Year Ended     Fourth
                                                                   June 30,     Quarter      Quarter    December 31,   Quarter
                                                                 ------------   --------     --------   ------------   --------
-------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------------------
Interest income                                                    $108,806       55,750       53,056      169,959       42,450
Interest expense                                                   $ 33,268       16,815       16,453       62,544       14,197
                                                                   --------     --------     --------     --------     --------
    Net interest income                                            $ 75,538       38,935       36,603      107,415       28,253
Provision for credit losses                                        $  4,854        3,104        1,750        7,929        2,007
                                                                   --------     --------     --------     --------     --------
    Net interest income after provision for credit losses          $ 70,684       35,831       34,853       99,486       26,246
Noninterest income:
   Banking services                                                $  9,144        4,934        4,210       16,445        4,110
   Risk management services                                        $  8,890        4,442        4,448       14,765        4,007
   Wealth management services                                      $  2,335        1,261        1,074        3,525          726
   Lending and leasing                                             $  1,852          929          923        3,617          906
   Bank-owned life insurance                                       $  2,075        1,208          867        3,502          809
   Net realized gains (losses) on securities available for sale    $     60           --           60            9           51
   Other                                                           $    882          613          269        1,516          544
                                                                   --------     --------     --------     --------     --------
    Total noninterest income                                       $ 25,238       13,387       11,851       43,379       11,153
Noninterest expense:
   Salaries and benefits                                           $ 31,798       15,915       15,883       50,377       12,743
   Occupancy and equipment                                         $  6,476        3,120        3,356        9,315        2,331
   Technology and communications                                   $  5,338        2,772        2,566        9,647        2,397
   Marketing and advertising                                       $  2,337        1,381          956        3,205          541
   Professional services                                           $  1,768          987          781        2,210          977
   Amortization of intangibles                                     $  2,205        1,164        1,041        1,384          378
   Other                                                           $  8,506        4,510        3,996       12,139        3,371
                                                                   --------     --------     --------     --------     --------
    Total noninterest expense                                      $ 58,428       29,849       28,579       88,277       22,738
    Income from continuing operations before income taxes          $ 37,494       19,369       18,125       54,588       14,661
Income taxes from continuing operations                            $ 12,566        6,356        6,210       18,646        4,551
                                                                   --------     --------     --------     --------     --------
    Income from continuing operations                              $ 24,928       13,013       11,915       35,942       10,110
Income (loss) from discontinued operations, net of tax (3)         $     --           --           --          164          (22)
                                                                   --------     --------     --------     --------     --------
    Net income                                                     $ 24,928       13,013       11,915       36,106       10,088
                                                                   ========     ========     ========     ========     ========
-------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                                           $   0.32         0.16         0.15         0.55         0.15
   Diluted                                                         $   0.31         0.16         0.15         0.53         0.15
Cash dividends                                                     $   0.14         0.07         0.07         0.22         0.06
Dividend payout ratio                                                 43.75%       43.75%       46.67%       40.00%       40.00%
Dividend yield (annualized)                                            2.35%        2.35%        2.06%        1.47%        1.59%
Market price (NASDAQ: FNFG):
   High                                                            $  15.78        14.13        15.78        16.55        15.64
   Low                                                             $  11.49        11.49        13.32        10.11        13.85
   Close                                                           $  12.00        12.00        13.64        14.97        14.97

-------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                                            1.03%        1.05%        1.02%        1.02%        1.13%
   Return on average equity                                            5.45%        5.60%        5.29%        5.19%        5.50%
   Return on average tangible equity (1)                               8.41%        8.93%        7.91%        6.15%        6.53%
As a percentage of average assets:
   Noninterest income                                                  1.05%        1.08%        1.01%        1.23%        1.25%
   Noninterest expense                                                 2.43%        2.41%        2.44%        2.50%        2.54%
                                                                   --------     --------     --------     --------     --------
    Net overhead                                                       1.38%        1.33%        1.43%        1.27%        1.29%
Efficiency ratio                                                      57.98%       57.05%       58.98%       58.54%       57.70%


                                                                            2003
                                                                   ----------------------
                                                                    Third         Second
                                                                   Quarter       Quarter
                                                                   --------      --------
-----------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------
Interest income                                                      41,984        42,602
Interest expense                                                     14,836        15,976
                                                                   --------      --------
    Net interest income                                              27,148        26,626
Provision for credit losses                                           1,757         2,208
                                                                   --------      --------
    Net interest income after provision for credit losses            25,391        24,418
Noninterest income:
   Banking services                                                   4,289         4,246
   Risk management services                                           3,818         3,631
   Wealth management services                                           775         1,052
   Lending and leasing                                                  853           959
   Bank-owned life insurance                                          1,141           799
   Net realized gains (losses) on securities available for sale         (24)           (2)
   Other                                                                523           119
                                                                   --------      --------
    Total noninterest income                                         11,375        10,804
Noninterest expense:
   Salaries and benefits                                             13,037        12,025
   Occupancy and equipment                                            2,284         2,259
   Technology and communications                                      2,553         2,337
   Marketing and advertising                                            810           786
   Professional services                                                461           410
   Amortization of intangibles                                          398           290
   Other                                                              2,877         2,965
                                                                   --------      --------
    Total noninterest expense                                        22,420        21,072
    Income from continuing operations before income taxes            14,346        14,150
Income taxes from continuing operations                               5,042         5,073
                                                                   --------      --------
    Income from continuing operations                                 9,304         9,077
Income (loss) from discontinued operations, net of tax (3)               --            23
                                                                   --------      --------
    Net income                                                        9,304         9,100
                                                                   ========      ========
-----------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
-----------------------------------------------------------------------------------------
Net income per share:
   Basic                                                               0.14          0.14
   Diluted                                                             0.14          0.13
Cash dividends                                                         0.06          0.05
Dividend payout ratio                                                 42.86%        35.71%
Dividend yield (annualized)                                            1.58%         1.44%
Market price (NASDAQ: FNFG):
   High                                                               16.55         14.20
   Low                                                                13.70         11.40
   Close                                                              15.09         13.92

-----------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-----------------------------------------------------------------------------------------
Net income:
   Return on average assets                                            1.04%         1.02%
   Return on average equity                                            5.13%         5.09%
   Return on average tangible equity (1)                               6.08%         5.99%
As a percentage of average assets:
   Noninterest income                                                  1.27%         1.21%
   Noninterest expense                                                 2.51%         2.36%
                                                                   --------      --------
    Net overhead                                                       1.24%         1.15%
Efficiency ratio                                                      58.20%        56.30%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                  2004                                   2003
                                              --------------------------------------------    ----------------------------
                                              Year-to Date        Second          First        Year Ended        Fourth
                                                June 30,         Quarter         Quarter      December 31,       Quarter
                                              ------------     -----------     -----------    ------------     -----------
--------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------------
Total assets                                  $ 4,844,087        4,986,412       4,701,761       3,531,697       3,545,301
Total interest-earning assets                 $ 4,240,514        4,361,984       4,117,336       3,226,208       3,228,756
Fed funds and other short-term investments    $    41,648           24,166          59,130         220,330         137,175
Securities, at amortized cost                 $ 1,170,879        1,221,772       1,119,987         737,703         774,734
Loans (4)                                     $ 3,013,831        3,099,987       2,927,675       2,255,703       2,308,146
Goodwill and other intangibles                $   323,917          348,534         299,300         109,207         114,876
Interest-bearing liabilities:
   Savings accounts                           $   992,964        1,056,289         929,639         670,785         646,954
   Checking                                   $   854,935          893,854         816,016         525,346         537,431
   Certificates of deposit                    $ 1,121,153        1,095,011       1,147,295         998,428         992,314
   Other borrowed funds                       $   641,432          672,731         610,134         431,299         426,005
                                              -----------      -----------     -----------     -----------     -----------
    Total interest-bearing liabilities        $ 3,610,484        3,717,885       3,503,084       2,625,858       2,602,704

Interest-bearing deposits                     $ 2,969,052        3,045,154       2,892,950       2,194,559       2,176,699
Noninterest-bearing deposits                  $   252,553          271,090         234,016         155,546         163,960
                                              -----------      -----------     -----------     -----------     -----------
   Total deposits                             $ 3,221,605        3,316,244       3,126,966       2,350,105       2,340,659

Stockholders' equity                          $   919,965          934,769         905,161         695,914         727,413
Tangible equity (1)                           $   596,048          586,235         605,861         586,707         612,537
Common shares outstanding (2):
   Basic                                           78,501           79,595          77,407          66,111          66,289
   Diluted                                         79,826           80,731          78,917          67,754          67,941

--------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE YIELDS/RATES
--------------------------------------------------------------------------------------------------------------------------
Investment securities                                2.77%            2.77%           2.78%           2.35%           2.76%
Loans                                                6.16%            6.12%           6.20%           6.64%           6.37%
    Total interest-earning assets                    5.14%            5.12%           5.16%           5.27%           5.24%

Savings accounts                                     0.91%            0.93%           0.88%           1.01%           0.75%
Interest-bearing checking                            0.87%            0.89%           0.86%           0.91%           0.83%
Certificates of deposit                              2.22%            2.14%           2.29%           2.93%           2.61%
Other borrowed funds                                 3.99%            3.92%           4.07%           5.04%           4.95%
    Total interest-bearing liabilities               1.85%            1.82%           1.89%           2.38%           2.16%

Net interest rate spread                             3.29%            3.30%           3.27%           2.89%           3.08%
Net interest rate margin                             3.56%            3.57%           3.56%           3.33%           3.50%


                                                         2003
                                              ---------------------------
                                                 Third          Second
                                                Quarter         Quarter
                                              -----------     -----------
-------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
-------------------------------------------------------------------------
Total assets                                    3,540,403       3,579,903
Total interest-earning assets                   3,230,971       3,280,842
Fed funds and other short-term investments        167,878         282,842
Securities, at amortized cost                     759,271         734,489
Loans (4)                                       2,294,650       2,250,864
Goodwill and other intangibles                    112,446         107,631
Interest-bearing liabilities:
   Savings accounts                               654,076         676,024
   Checking                                       550,020         527,440
   Certificates of deposit                        966,017       1,021,369
   Other borrowed funds                           425,166         436,178
                                              -----------     -----------
    Total interest-bearing liabilities          2,595,279       2,661,011

Interest-bearing deposits                       2,170,113       2,224,833
Noninterest-bearing deposits                      167,862         149,727
                                              -----------     -----------
   Total deposits                               2,337,975       2,374,560

Stockholders' equity                              719,606         716,980
Tangible equity (1)                               607,160         609,349
Common shares outstanding (2):
   Basic                                           66,276          66,126
   Diluted                                         68,002          67,722

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SELECTED AVERAGE YIELDS/RATES
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Investment securities                                2.12%           1.82%
Loans                                                6.50%           6.80%
    Total interest-earning assets                    5.18%           5.20%

Savings accounts                                     0.84%           0.96%
Interest-bearing checking                            0.85%           0.85%
Certificates of deposit                              2.83%           3.03%
Other borrowed funds                                 5.03%           5.07%
    Total interest-bearing liabilities               2.27%           2.41%

Net interest rate spread                             2.91%           2.79%
Net interest rate margin                             3.36%           3.25%

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(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc., its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." First quarter 2003 amounts include the net gain realized on the sale of $208,000.
(4)   Net of deferred costs and unearned discounts.